EXHIBIT 24.1

POWER OF ATTORNEY

     Each of the officers and directors of Cypress Semiconductor Corporation whose signature appears below hereby constitutes and appoints T.J. Rodgers and Emmanuel Hernandez and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this report on Form 10-K, and to perform any acts necessary to be done in order to file such amendment, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE
/s/ T.J. Rodgers ———————————— T. J. Rodgers	President, Chief Executive Officer and Director (Principal Executive Officer)	March 23, 2001

/s/ Emmanuel Hernandez ———————————— Emmanuel Hernandez	Chief Financial Officer Vice President, Finance and Administration (Principal Financial and Accounting Officer)	March 23, 2001

/s/ Eric Benhamou ———————————— Eric Benhamou	Chairman of the Board of Directors	March 23, 2001

/s/ Fred B. Bialek ———————————— Fred B. Bialek	Director	March 23, 2001

/s/ John C. Lewis ———————————— John C. Lewis	Director	March 23, 2001

/s/ James R. Long ———————————— James R. Long	Director	March 23, 2001

/s/ Al Shugart ———————————— Al Shugart	Director	March 23, 2001